UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2024
GRI BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
2223 Avenida de la Playa, Suite 208
La Jolla, CA 92037
(Address of principal executive offices and zip code)
(619) 400-1170
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 20, 2024, GRI Bio, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which the Company may sell and issue shares of its common stock (the “Shares”) from time to time through Wainwright as the Company’s sales agent (the “ATM Offering”). The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement, pursuant to the terms therein.
Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at-the-market” equity offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on or through The Nasdaq Capital Market, the trading market for the Company’s common stock, or any other existing trading market in the United States for the Company’s common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts to sell the Shares from time to time based upon the Company’s instructions (including any price, time or size limits or other parameters or conditions the Company may impose). The Company will pay Wainwright a commission of 3.0% of the gross sales price the Shares sold under the Sales Agreement. The Company has also provided Wainwright with customary indemnification rights and has agreed to reimburse Wainwright for certain specified expenses. The offer and sale of the Shares pursuant to the ATM Offering will terminate upon the earlier of (a) the sale of the Shares pursuant to the prospectus supplement and the accompanying prospectus filed on May 20, 2024, having an aggregate sales price of $961,579, or (b) the termination of the Sales Agreement by Wainwright or the Company pursuant to its terms.
The Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-279348). The Company filed a prospectus supplement, dated May 20, 2024, with the Securities and Exchange Commission relating to the offer by the Company of up to $961,579 of Shares in the ATM Offering.
The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
The legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	At The Market Offering Agreement, dated May 20, 2024, by and between GRI Bio, Inc. and H.C. Wainwright & Co., LLC.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2024	GRI Bio, Inc.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer